Clearwater Analytics Announces Third Quarter 2021

Financial Results

Q3 2021 Revenue of $64.5 million, up 21% year-over-year

Q3 2021 Gross Revenue Retention Rate of 98%; Net Revenue Retention Rate of 111%

BOISE, Idaho — November 3, 2021 —Clearwater Analytics Holdings, Inc. (NYSE: CWAN)

("Clearwater Analytics" or the "Company"), an industry-leading SaaS solution for automated investment data aggregation, reconciliation, accounting, and reporting, announced today its financial results for the quarter ended September 30, 2021.

“We are very pleased that Clearwater Analytics’ consistent, reliable, and durable growth over the last several years has continued with our financial results for the third quarter of 2021 – our first quarter as a publicly-traded company,” said Sandeep Sahai, Chief Executive Officer, Clearwater Analytics. “We radically simplify investment accounting, reporting, and analytics for our clients, who face challenges including low yields, increasing complexity and globalization of invested assets, rising demand for risk management, and increasing regulatory complexity. Our high quality 100% SaaS business and financial model, combined with ongoing investments in R&D, enables our platform to be a disruptor in a market with legacy technology incumbents.”

Third Quarter 2021 Financial Results Summary

•
Revenue: Total revenue for the third quarter of 2021 reached $64.5 million, an increase of 20.9%, from $53.4 million in the third quarter of 2020.
•
Gross Profit: Gross profit for the third quarter of 2021 was $46.7 million compared with $41.0 million in the third quarter of 2020. Gross margin was 72.4%, versus 76.9% in the third quarter of 2020. Gross margin decreased primarily due to increased equity-based compensation expense and investment to support the onboarding of new clients. Non-GAAP gross profit for the third quarter of 2021 was $48.1 million, and non-GAAP gross margin was 74.5%.
•
Income from Operations: Income from operations for the third quarter of 2021 was $7.3 million compared with $16.5 million in the third quarter of 2020. Income from operations in the third quarter of 2021 included $7.7 million of equity-based compensation, representing a $6.0 million increase from the third quarter of 2020.
•
Net Income/(Loss): Net loss for the third quarter of 2021 was $11.4 million compared with net income of $11.5 million in the third quarter of 2020. Net loss in the third quarter of 2021 included a $10.3 million loss on debt extinguishment. Non-GAAP net income for the third quarter of 2021 was $8.7 million compared with non-GAAP net income of $14.0 million in the third quarter of 2020.
•
Net Income/(Loss) Per Share attributable to Clearwater Analytics Holdings, Inc.: Net loss per basic and diluted share was $0.05 in the third quarter of 2021.
•
Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2021 was $17.1 million, compared with $19.0 million in the third quarter of 2020. Adjusted EBITDA margin for the third quarter of 2021 was 26.5%.
•
Cash: Cash and cash equivalents were $245.1 million as of September 30, 2021.

Third Quarter 2021 Key Metrics Summary

•
Annualized Recurring Revenue: As of September 30, 2021, annualized recurring revenue (“ARR”) reached $257.0 million, an increase of 20% from $214.9 million at September 30, 2020.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the number of days in the month and multiplying by 365.

•
Gross Revenue Retention Rate: As of September 30, 2021, gross revenue retention rate was 98%. The Company has reported a gross revenue retention rate of 98% for eleven consecutive quarters.

Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.

•
Net Revenue Retention Rate: As of September 30, 2021, net revenue retention rate was 111%, which represents a 220 basis point improvement over 109% at September 30, 2020.

Net revenue retention rate is the percentage of recurring revenue retained from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.

Recent Business Highlights

•
International expansion momentum with key wins including a fast-growing insurance firm in Asia, a European insurer and reinsurer, and a UK-based property and casualty insurer.
•
North America client wins across core targeted markets featuring several large asset management firms, a number of large insurers and reinsurers, corporations spanning multiple industries including pharmaceuticals, energy, high-tech, and consumer goods, a large West Coast-based city and county government, and a Midwest-based community foundation.
•
A partnership with OneUnited Bank, the largest Black-owned bank in the U.S., to launch technology-based solutions that will enable Clearwater Analytics’ corporate clients to invest money more easily into minority communities via minority depository institutions and direct deposits.
•
Clearwater Analytics’ annual North American user conference, Clearwater Connect, held last week with our clients and prospects. Sessions covered trending topics important to Clearwater Analytics’ clients, including ESG investing, insurance client survey findings, LIBOR, and Clearwater Analytics’ platform-specific updates.
•
The Company’s IPO transaction that priced on September 23, 2021, commemorated with Clearwater Analytics’ executive team ringing The Opening Bell® at the New York Stock Exchange (NYSE) on September 24.

Fourth Quarter and Full-Year 2021 Guidance

•
Total revenue is expected to be in the range of $66.0 million to $67.0 million for the fourth quarter of 2021, which implies full-year 2021 revenue of $248.3 million to $249.3 million or full-year revenue growth of 22% to 23%.
•
Adjusted EBITDA margin is expected to be approximately 26% for the fourth quarter of 2021, which implies full-year 2021 adjusted EBITDA margin of approximately 28%.

Certain components of the guidance given above are provided on a non-GAAP basis only without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with Securities and Exchange Commission (the “SEC”) rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call Details

Clearwater Analytics will hold a conference call and webcast on November 3, 2021, at 5:00 p.m. Eastern time to discuss financial results for the third quarter of 2021, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investors.clearwateranalytics.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About Clearwater Analytics

Clearwater Analytics is a global industry-leading SaaS solution for automated investment data aggregation, reconciliation, accounting, compliance, risk, performance, and reporting. Each day, the Clearwater Analytics solution reports on more than $5.6 trillion in assets for clients that include leading insurers, asset managers, corporations, pension plans, governments, and nonprofit organizations – helping them make the most of their investment portfolio data with a world-class product and client-centric servicing. Investment professionals around the globe trust Clearwater Analytics to deliver timely, validated investment data and analytics.

Investor Contact:
J.R. Ritchie | +1 312-632-9779 | investors@clearwateranalytics.com

Media Contact:
Gail Marold | +1 919-229-9141 | press@clearwateranalytics.com

Use of non-GAAP Information

This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, and non-GAAP diluted earnings per share.

The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.

The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, and non-GAAP net income per diluted share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater Analytics’ control, that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company's ability to keep pace with rapid technological change and competitors in its industry, the Company's ability to manage growth, the Company's ability to attract and retain skilled employees, the possibility that the Company's solutions fail to perform properly, disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, factors related to the Company's ownership structure and status as a “controlled company” as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in the Company's

Registration Statement on Form S-1, declared effective on September 23, 2021 and in periodic reports filed by Clearwater Analytics with the SEC and its reports to shareholders. These filings are available at www.sec.gov and on Clearwater Analytics’ website.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. and should not be relied upon as representing Clearwater Analytics’ expectations or beliefs as of any date subsequent to the time they are made. Clearwater Analytics does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater Analytics.

###

Clearwater Analytics Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30	December 31
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$245,094	$61,088
Accounts receivable, net	48,999	32,882
Prepaid expenses and other current assets	11,110	7,550
Total current assets	305,203	101,520
Property and equipment, net	9,989	8,849
Deferred contract costs, non-current	4,773	4,580
Debt issuance costs - line of credit	971	420
Other non-current assets	5,672	190
Total assets	$326,608	$115,559
Liabilities and Stockholders' Equity/ Members' Deficit
Current liabilities:
Accounts payable	$1,472	$1,340
Accrued expenses and other current liabilities	28,044	33,789
Notes payable, current portion	2,750	3,077
Total current liabilities	32,266	38,206
Notes payable, less current maturities and unamortized debt issuance costs	51,823	421,827
Other long-term liabilities	132	134
Total liabilities	84,221	460,167
Stockholders' Equity/ Members' Deficit
Members' deficit	—	(245,806)
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 47,366,089 shares issued and outstanding	47	—
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, 11,151,110 shares issued and outstanding	11	—
Class C common stock, par value $0.001 per share; 500,000,000 shares authorized, 47,377,587 shares issued and outstanding	47	—
Class D common stock, par value $0.001 per share; 500,000,000 shares authorized, 130,083,755 shares issued and outstanding	130	—
Additional paid-in-capital	373,314	(98,860)
Accumulated other comprehensive income (loss)	(40)	58
Accumulated Deficit	(191,234)	—
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	182,275	(344,608)
Noncontrolling interests	60,112	—
Total stockholders' equity/ members' deficit	242,387	(344,608)
Total liabilities and Stockholders' Equity/ Members' Deficit	$326,608	$115,559

Clearwater Analytics Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$64,489	$53,355	$182,259	$148,464
Cost of revenue(2)	17,785	12,325	47,683	39,216
Gross profit	46,704	41,030	134,576	109,248
Operating expenses:
Research and development(2)	18,415	14,760	50,991	38,829
Sales and marketing(2)	10,126	4,661	26,151	13,261
General and administrative(2)	10,900	5,104	29,627	16,078
Total operating expenses	39,441	24,525	106,769	68,168
Income from operations	7,263	16,505	27,807	41,080
Interest expense, net	8,302	4,810	25,261	15,424
Loss on debt extinguishment	10,303	—	10,303	—
Other (income) expense, net	(130)	97	(65)	213
Income (loss) before provision for income taxes	(11,212)	11,598	(7,692)	25,443
Provision for income taxes	216	99	536	309
Net income (loss)	(11,428)	11,499	(8,228)	25,134
Less: Net income (loss) attributable to noncontrolling interests	(3,114)	—	86	—
Net loss attributable to Clearwater Analytics Holdings, Inc.	$(8,314)	$—	$(8,314)	$—

Net loss per share attributable to Class A and Class D common stockholders stock(1):
Basic and diluted	$(0.05)	NMF	$(0.05)	NMF

Weighted average shares of Class A and Class D common stock outstanding:
Basic	177,449,844	NMF	177,449,844	NMF
Diluted	235,978,541		235,978,541

NMF - not meaningful

(1) Basic and diluted net income (loss) per share of Class A and Class D common stock is applicable only for the period from September 24, 2021 to September 30, 2021, which is the period following our initial public offering ("IPO") and related transactions.

(2) Amounts include equity-based compensation as follows:
Cost of revenue	$899	$173	$2,171	$723
Operating expenses:
Research and development	2,226	487	5,912	1,866
Sales and marketing	1,655	212	3,782	944
General and administrative	2,903	842	7,374	3,169
Total equity-based compensation expense	$7,683	$1,714	$19,239	$6,702

Clearwater Analytics Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$(11,428)	$11,499	$(8,228)	$25,134
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	792	556	2,204	1,603
Equity-based compensation	7,683	1,715	19,239	6,702
Amortization of deferred contract acquisition costs	893	568	2,404	1,566
Amortization of debt issuance costs, included in interest expense	500	597	1,474	1,944
Debt extinguishment costs	10,303	—	10,303	—
Changes in operating assets and liabilities:
Accounts receivable, net	(3,924)	(1,867)	(16,117)	(4,669)
Prepaid expenses and other assets	2,287	(87)	(8,717)	(156)
Accounts payable	544	178	194	(396)
Accrued expenses and other liabilities	4,679	2,296	432	(174)
Deferred commissions	(1,677)	(1,236)	(2,922)	(1,901)
Accrued sales tax liability	(870)	—	(6,249)	—
Deferred revenue	(180)	(373)	(783)	(371)
Accrued interest on debt	(2,338)	(176)	(2,293)	(3,246)
Other long-term liabilities	—	3	-	(1)
Net cash provided by (used in) operating activities	7,264	13,673	(9,059)	26,035
INVESTING ACTIVITIES
Purchases of property and equipment	(1,268)	(759)	(3,499)	(3,145)
Net cash used in investing activities	(1,268)	(759)	(3,499)	(3,145)
FINANCING ACTIVITIES
Proceeds from issuance of common unit options	—	—	1,560	—
Proceeds from exercise of options	8	424	259	424
Minimum tax withholding paid on behalf of employees for net unit settlement	(1,598)	—	(2,185)	—
Repurchase of common units	—	(567)	(626)	(567)
Repayments of borrowings	(432,692)	(20,262)	(434,231)	(20,787)
Payments of costs associated with early repayment of debt	(2,029)	—	(2,029)	—
Proceeds from borrowings, net of debt issuance costs	53,600	—	53,600	—
Proceeds from initial public offering, net of underwriting discounts and commissions	582,188	—	582,188	—
Payment of costs associated with offering	(1,450)	—	(1,850)	—
Net cash provided by financing activities	198,027	(20,405)	196,686	(20,930)
Effect of exchange rate changes on cash and cash equivalents	11	87	(122)	(71)
Net increase in cash and cash equivalents during the period	204,034	(7,404)	184,006	1,889
Cash and cash equivalents, beginning of period	41,060	29,547	61,088	20,254
Cash and cash equivalents, end of period	$245,094	$22,143	$245,094	$22,143
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$10,078	$4,390	$25,847	$16,780
Cash paid for income taxes	$104	$119	$67	$241
NON-CASH INVESTING AND FINANCING ACTIVITES
Purchase of property and equipment included in accounts payable and accrued expense	$325	$—	$325	$—
Direct costs incurred with the offering included in accounts payable and accrued expense	$3,251	$—	$3,251	$—

Clearwater Analytics Holdings, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

	Three Months Ended September 30,
	2021		2020
Net income	$(11,428)	(18%)	$11,499	22%
Adjustments:
Interest expense, net	8,302	13%	4,810	9%
Loss on debt extinguishment	10,303	16%	—	—
Depreciation and amortization	792	1%	556	1%
Equity-based compensation	7,683	12%	1,714	3%
Other expenses(1)	1,430	2%	425	1%
Adjusted EBITDA	17,082	26%	19,004	36%
Revenue	$64,489	100%	$53,355	100%

	Nine Months Ended September 30,
	2021		2020
Net income	$(8,228)	(5%)	$25,134	17%
Adjustments:
Interest expense, net	25,261	14%	15,424	10%
Loss on debt extinguishment	10,303	6%	—	—
Depreciation and amortization	2,204	1%	1,603	1%
Equity-based compensation	19,239	11%	6,702	5%
Other expenses(1)	3,825	2%	1,439	1%
Adjusted EBITDA	52,604	29%	50,302	34%
Revenue	$182,259	100%	$148,464	100%

(1) Other expenses includes management fees to our investors, income taxes related to foreign subsidiaries, foreign exchange gains and losses and other expenses that are not reflective of our core operating performance including the costs to set up our Up-C structure and Tax Receivable Agreement.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Up-C structure expenses	$726	$—	$1,652	$—
Management fees and reimbursed expenses	618	229	1,702	917
Miscellaneous	86	196	471	522
Total other expenses	$1,430	$425	$3,825	$1,439

Clearwater Analytics Holdings, Inc.

Reconciliation of Free Cash Flow

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$7,264	$13,673	$(9,059)	$26,035
Less: Purchases of property and equipment	1,268	759	3,499	3,145
Free Cash Flow	$5,996	$12,914	$(12,558)	$22,890

Clearwater Analytics Holdings, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$64,489	$53,355	$182,259	$148,464

Gross profit	$46,704	$41,030	$134,576	$109,248
Adjustments:
Equity-based compensation	899	173	2,171	723
Depreciation and amortization	457	259	1,228	772
Gross profit, non-GAAP	$48,060	$41,462	$137,975	$110,743
As a percentage of revenue, non-GAAP	75%	78%	76%	75%

Cost of Revenue	$17,785	$12,325	$47,683	$39,216
Adjustments:
Equity-based compensation	899	173	2,171	723
Depreciation and amortization	457	259	1,228	772
Cost of revenue, non-GAAP	$16,429	$11,893	$44,284	$37,721
As a percentage of revenue, non-GAAP	25%	22%	24%	25%

Research and development	$18,415	$14,760	$50,991	$38,829
Adjustments:
Equity-based compensation	2,226	487	5,912	1,866
Depreciation and amortization	221	207	643	571
Research and development, non-GAAP	$15,968	$14,066	$44,436	$36,392
As a percentage of revenue, non-GAAP	25%	26%	24%	25%

Sales and marketing	$10,126	$4,661	$26,151	$13,261
Adjustments:
Equity-based compensation	1,655	212	3,782	944
Depreciation and amortization	63	47	183	133
Sales and marketing, non-GAAP	$8,408	$4,402	$22,186	$12,184
As a percentage of revenue, non-GAAP	13%	8%	12%	8%

General and administrative	$10,900	$5,104	$29,627	$16,078
Adjustments:
Equity-based compensation	2,903	842	7,374	3,169
Depreciation and amortization	51	43	150	127
Management fees and reimbursed expenses	618	229	1,702	917
Up-C structure expenses	726	—	1,652	—
General and administrative, non-GAAP	$6,602	$3,990	$18,749	$11,865
As a percentage of revenue, non-GAAP	10%	7%	10%	8%

Income from operations	$7,263	$16,505	$27,807	$41,080
Adjustments:
Equity-based compensation	7,683	1,714	19,239	6,702
Depreciation and amortization	792	556	2,204	1,603
Management fees and reimbursed expenses	618	229	1,702	917
Up-C structure expenses	726	-	1,652	-
Income from operations, non-GAAP	$17,082	$19,004	$52,604	$50,302
As a percentage of revenue, non-GAAP	26%	36%	29%	34%

Net income (loss)	$(11,428)	$11,499	$(8,228)	$-	$25,134
Adjustments:
Equity-based compensation	7,683	1,714	19,239		6,702
Depreciation and amortization	792	556	2,204		1,603
Management fees and reimbursed expenses	618	229	1,702		917
Up-C structure expenses	726	—	1,652		—
Loss on extinguishment of debt	10,303	—	10,303		—
Net income, non-GAAP	$8,694	$13,998	$26,872		$34,356
As a percentage of revenue, non-GAAP	13%	26%	15%		23%

Net income (loss) per basic share(1) - basic and diluted	$(0.05)	NMF	$(0.05)		NMF

Weighted-average common shares outstanding - basic	177,449,844	NMF	177,449,844		NMF
Weighted-average common shares outstanding - diluted	235,978,541	NMF	235,978,541		NMF
NMF - not meaningful

(1) Basic and diluted net income (loss) per share of Class A and Class D common stock is applicable only for the period from September 24, 2021 to September 30, 2021, which is the period following the initial public offering ("IPO") and related transactions.